[LOGO] Dynasil



Contacts:
Patty Kehe
Corporate Secretary
Dynasil Corporation of America
Phone: (617) 668-6855
pkehe@dynasil.com


Dynasil Divests XRF Product Line
Proceeds Used to Reduce Bank Debt


Watertown, Mass., November 7, 2013 - Dynasil Corporation of America (NASDAQ: DYSL), a developer of sensing, detection and analysis technology for homeland security, medical and industrial applications, today completed the sale of the assets of its X-Ray Florescence (XRF) Lead Paint Detector product line to PROTEC Instrument Corporation, the U.S. subsidiary of its long-time distributor, French firm Laboratories PROTEC S.A.

This transaction is a step in the previously announced strategy to restructure the Company to improve liquidity and pay down bank debt. The consummation of this divestiture resulted in a payment to Santander Bank, N.A., the Company's primary lender of approximately $1.2 million, which reduced the balance of the Company's outstanding indebtedness to Santander to $5.3 million. As previously reported, at September 30, 2012, the Company's indebtedness to Santander was approximately $9.0 million. The Company also has a subordinated $3 million note to Massachusetts Capital Resource Corporation which has not been paid down.

"This divestiture is an important step in our strategy to focus our business and improve our balance sheet," said Peter Sulick, Chairman and CEO of Dynasil. "We are very pleased to consummate the sale of the XRF assets to our long-time strategic partner, Protec. With this acquisition, Protec will be substantially expanding their operations in
the U.S.   Protec has been the sole distributor of the LPA in France, and, as such, is very familiar with the product."

"With the recent spin off of our tissue sealant technology and now the sale of the XRF assets, Dynasil has reduced outstanding indebtedness while also eliminating cost," continued Mr. Sulick. "While we cannot yet report that we are out of technical default with our creditors, we expect to continue to make near-term progress toward this goal."

About Dynasil
Dynasil Corporation of America (NASDAQ: DYSL) develops and manufactures detection and analysis technology, precision instruments and optical components for the homeland security, medical and industrial markets including medical imaging and sensors for non-destructive testing. Dynasil has an impressive and growing portfolio of issued and pending U.S. patents. The Company is based in Watertown, Massachusetts, with additional operations in MA, MN, NY, NJ and the United Kingdom. More information about the Company is available at www.dynasil.com.


Safe Harbor
This news release may contain forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements regarding future events and our future results are based on current expectations, estimates, forecasts, and projections and the beliefs and assumptions of our management. These forward-looking statements may be identified by the use of words such as "plans", "intends," "may," "could," "expect," "estimate," "anticipate," "continue" or similar terms, though not all forward-looking statements contain such words. The actual results of the future events described in such forward looking statements could differ materially from those stated in such forward looking statements due to a number of important factors. These factors that could cause actual results to differ from those anticipated or predicted include, without limitation, our ability to develop and commercialize our products, the size and growth of the potential markets for our products and our ability to serve those markets, the rate and degree of market acceptance of any of our products, general economic conditions, costs and availability of raw materials and management information systems, our ability to obtain and maintain intellectual property protection for our products, competition, the loss of key management and technical personnel, our ability to obtain timely payment of our invoices to governmental customers, litigation, the effect of governmental regulatory developments, the availability of financing sources, our ability to identify and execute on acquisition opportunities and integrate such acquisitions into our business, and seasonality, as well as the uncertainties set forth in the Company's 2012 Annual Report on Form 10 K, as amended on February 14, 2013, including the risk factors contained in Item 1a, the Company's Quarterly Reports on Form 10-Q filed on February 13, 2013, May 15, 2013 and August 12, 2013 and from time to time in the Company's other filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.